UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 4, 2015

HARTMAN SHORT TERM INCOME PROPERTIES XX, INC.

(Exact name of registrant as specified in its charter)

Maryland	333-185336	26-3455189
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2909 Hillcroft, Suite 420, Houston, Texas		77057
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (713) 467-2222

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

    In this Amendment No. 1 to Current Report on Form 8-K (this “Form 8K/A”), we refer to Hartman Short Term Income Properties XX, Inc., a Maryland corporation, as “we,” “us,” “our”, “the Company” or “our Company.”

    We are filing this Amendment No. 1 to Current Report on Form 8-K to include the exhibits referred to in the original filing.

     Other than the inclusion of the exhibits referred to in the original filing, our original Form 8-K remains unchanged.  For the convenience of the reader, this amendment includes those items in our original filing.  This Form 8-K/A continues to describe conditions as of our original filing, and does not update disclosures contained herein to reflect events that occurred at a later date.

Item 1.01   Entry into a Material Definitive Agreement.

Property Acquisition

The information set forth under Items 2.01 and 2.03 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 1.01

Item 2.01   Completion of Acquisition of Disposition of Assets.

On July 31, 2015, Hartman Short Term Income Properties XX, Inc. (the “Company”), through Hartman Ashford Crossing LLC (“Ashford LLC”), an indirect, wholly-owned subsidiary of the Company, acquired a fee simple interest in a six story office building commonly known as Ashford Crossing II (the “Ashford Crossing Property”), containing approximately 158,451 square feet of office space located in Houston, Texas.

Ashford LLC acquired the Ashford Crossing Property from KWI Ashford Westchase Buildings, L.P., an unrelated third party seller, for a purchase price, as amended, of $10,600,000, exclusive of closing costs.  Ashford LLC financed the payment of the purchase price for the Ashford Crossing Property with proceeds from the Company’s ongoing public offering and loan advance proceeds from the Company’s revolving credit facility.  The Ashford Crossing Property is secured by a deed of trust in favor of Hartman XX Limited Partnership, the sole member of Ashford LLC and a negative pledge in favor of Texas Capital Bank NA.  The terms of the financing are discussed at Item 2.03 below.

The Ashford Crossing Property was built in 1983.  The Ashford Crossing Property was approximately 87% occupied by 22 tenants as of July 31, 2015.  One tenant currently occupies more than 10% of the property.  Rignet, Inc. occupies approximately 27.6% of the property and accounts for approximately 34.2% of the current annual base rent.  The top five tenants, including Rignet, Inc., occupy approximately 57.9 % of the property and account for approximately 67.5% of the current annual base rent.

An acquisition fee of approximately $265,000 was earned by Hartman Advisors LLC, the Company’s advisor (the “Advisor”), in connection with the purchase of the Ashford Crossing Property.

Property Management

On July 7, 2015, Ashford LLC and Hartman Income REIT Management, Inc. (the “Property Manager”), an affiliate of the Company, entered into a Real Property Management Agreement (the “Management Agreement”), pursuant to which the Property Manager will manage and be the exclusive leasing agent for the Ashford Crossing Property.  Pursuant to the terms of the Management Agreement, Ashford LLC will pay the Property Manager a monthly management fee of 3% of the effective gross revenues (as defined in the Management Agreement).  Ashford LLC will also pay a leasing fee (as defined in the Management Agreement and subject to the further terms contained therein) in an amount equal to the leasing fees charged by unaffiliated persons rendering comparable services in the same geographic location of the applicable property for new leases and for the renewal of existing leases.  The Management Agreement has an initial term of one year and will be automatically extended on an annual basis unless either party gives 30 days’ prior written notice of its desire to terminate the Management Agreement.  Ashford LLC or the Property Manager may terminate the Management Agreement in the event of default by the other party if such default is not cured within ten (10) days after written notice from the other party, provided that if the default cannot be reasonably cured within the ten (10) day period, the cure period shall be reasonably extended provided the party obligated to cure such default endeavors with diligence to do so.  Ashford LLC may terminate the Management Agreement at any time upon written notice in the event of the Property Manager’s fraud, gross malfeasance, gross negligence or willful misconduct.

The material terms of the Management Agreement described herein are qualified in their entirety by the Management Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet

     Arrangement of a Registrant.

On July 31, 2015, Ashford LLC executed a promissory note in favor of Hartman XX Limited Partnership, evidencing a loan in the amount $10,600,000.  The promissory note is secured by the Ashford Crossing Property.  The promissory note bears interest at the rate of 6% per annum and is payable on demand.  Loan advance proceeds from the Company’s revolving credit facility were utilized in the acquisition of the Ashford Crossing Property.  Ashford LLC and Hartman XX Limited Partnership have executed a Negative Pledge dated as of July 31, 2015 in favor Texas Capital Bank, NA.

The material terms of the negative pledge agreement is qualified in the entirety by the agreement attached as Exhibits 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description
10.1	Real Property Management Agreement, dated as of July 7, 2015 by and between Hartman Ashford Crossing LLC and Hartman Income REIT Management, Inc.
10.2	Negative Pledge, dated July 31, 2015, by Hartman Ashford Crossing LLC and Hartman XX Operating Partnership in favor of Texas Capital Bank, NA.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HARTMAN SHORT TERM INCOME PROPERTIES XX, INC.
(Registrant)
Date: August 4, 2015	By:	/s/ Louis T. Fox, III
Louis T. Fox, III
Chief Financial Officer

___________________________________________________________________

EXHIBIT INDEX

Exhibit	Description
10.1	Real Property Management Agreement, dated as of July 7, 2015 by and between Hartman Ashford Crossing LLC and Hartman Income REIT Management, Inc.
10.2	Negative Pledge, dated July 31, 2015, by Hartman Ashford Crossing LLC and Hartman XX Operating Partnership in favor of Texas Capital Bank, NA.